                                                                      EXHIBIT 33

              As filed with the Securities and Exchange Commission
                              on January __, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C 20549

                               In the matter of

                          QUANTITATIVE GROUP OF FUNDS

                                      and

                          QUANTITATIVE ADVISORS, INC.


                              55 Old Bedford Road
                         Lincoln, Massachusetts 01773


                AMENDMENT NO. 3 TO APPLICATION FOR AN ORDER OF
                THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
                SECTION 6(c) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, EXEMPTING APPLICANTS FROM C(Pounds)RTAIN REQUIREMENTS OF SECTION 15(a) THEREOF AND RULE I8f-2 THEREUNDER

                              File No. 812-11144

Page One of 29 Pages
            --

                            UNITED STATES OF AMERICA
                                   Before the
                       SECURITIES AND EXCHANGE COMMISSION


----------------------------------X
In the Matter of                  )
                                  )
QUANTITATIVE GROUP OF FUNDS       )
                                  )    AMENDMENT NO. 3 TO APPLICATION
       and                        )    PURSUANT TO SECTION 6(c) OF THE
                                  )    INVESTMENT COMPANY ACT OF 1940, AS
QUANTITATIVE ADVISORS, INC.       )    AMENDED, FOR AN ORDER OF
                                  )    EXEMPTION FROM CERTAIN
55 Old Bedford Road               )    REQUIREMENTS OF SECTION 15(a)
Lincoln, MA 01733                 )    THEREOF AND RULE 18f-2.
                                  )    THEREUNDER
File No. 812-11144                )
----------------------------------X

       Communications regarding this application should be directed to:

                                  Mark A. Katzoff, Esq.
                                  QUANTITATIVE GROUP OF FUNDS.
                                  55 Old Bedford Road
                                  Lincoln, Massachusetts 01773
                                  (800) 331-1244

                                  with a copy to:

                                  Joseph R. Fleming, Esq.
                                  DECHERT PRICE & RHOADS
                                  10 Post Office Square, Suite 1230
                                  Boston, MA  02109
                                  (617) 728-7161

                                 I Background
                                   ----------

A The Trust
  ---------

          Quantitative Group of Funds (the "Trust") is an open-end, management investment company organized as a Massachusetts business trust and currently composed of six separate series

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(each, a "Fund," and collectively, the "Funds"). Each Fund is managed as though it were a separate mutual fund issuing its own shares. The Trust is registered as an investment company under the Investment Company Act of 1940, as amended (the "Act").

          The investment adviser to the Trust, Quantitative Advisors, Inc. ("Quantitative Advisors" or the "Adviser"), selects sub-advisers (each a "Fund Manager." and collectively, the "Fund Managers") to provide investment advice for the Funds. The Funds and their respective Fund Managers are identified in the discussion on page 6 below. The Adviser and the Fund Managers are each registered as investment advisers under the Investment Advisers Act of 1940.

          The Trust and the Adviser are collectively referred to in this Application as "Applicants". Applicants seek the relief requested with respect to the Trust, the Funds, and any series of the Trust organized in the future and for any open-end management investment company in the future advised by the Adviser or by a person controlling, controlled by, or under common control (within the meaning of section 2(a)(9) of the Act) with the Adviser, provided that such investment company operates in substantially the same manner as the Trust and complies with the conditions to the order requested as is set forth below in Section II. B. All existing investment companies that currently intend to rely on the order have been named as applicants, and any other existing or future investment companies that subsequently rely on the order will comply with the terms and conditions of the application.

B.   Advisor Services and Compensation
     ---------------- --- ------------

          Quantitative Advisors is wholly owned by officers and trustees of the Trust. Quantitative Advisors has entered into an investment adviser agreement (the "Adviser Agreement" ) with the Trust and is responsible for conducting all operations of the Trust except those operations contracted to its transfer agent and custodian and certain other service providers. The Adviser Agreement obligates Quantitative Advisors to provide investment advisory services to the Funds, to furnish the Trust with certain administrative, clerical, bookkeeping and statistical services, office space and facilities, and to pay the compensation, if any, of the officers of the Trust.

          Quantitative Advisors has in turn entered into an agreement with each Fund Manager (each, a "Fund Manager's Agreement" and collectively the "Fund Manager's Agreements"). The Fund Manager's Agreements are substantially the same in all material respects, except for the names of the Fund Managers and the rates of compensation, which are a portion of the management fee that is paid by each Fund to Quantitative Advisors and which Quantitative Advisors pays to the Fund Managers.

          It is the Advisor's responsibility under the Adviser Agreement to select, subject to the review and approval of the Board of Trustees of each Fund (the "Board"), Fund Managers who have distinguished themselves by able performance in their respective areas of expertise, and to review their continued performance. The oversight and management services provided by Quantitative Advisors include (i) supervising the Fund Managers' compliance with state and federal regulations, including the Act, (ii) evaluating the Fund Managers' performance, (iii) analyzing the composition of the investment portfolios of each Fund and preparing reports thereon for the Board or any committee of the Board, (iv) calculating each Fund's performance in comparison to similar mutual funds and other market information, (v) conducting searches, upon a request of the Board, for a replacement for any Fund Manager then serving the respective Fund, and (vi) preparing presentations to shareholders that analyze each Fund's overall investment program and performance. Furthermore, under the terms of the Advisory Contracts with the Fund Managers, the Adviser has the authority to terminate the contracts without prior approval by the Board. However, the Advisor has never exercised this right without first discussing the matter with the Board. The Board is kept fully apprised of actions of this type contemplated by the Adviser, and all such actions are subject to review by the Board. The Advisory Contracts may also be terminated at any time by the Board or by the vote of a majority of the Fund's outstanding voting securities.

          The Funds' prospectus has consistently described the Advisor's oversight function. "The Funds are managed by [the Advisor], which provides overall management and administration of the Funds. Under the terms of the management agreement, the [Advisor] may, subject to the approval of the Trustees, manage the Funds itself or, subject to the approval by the Trustees and the shareholders, select [Fund Managers] to manage certain of the Funds. In the latter case, the [Advisor] monitors the [Fund Managers'] investment program and results, reviews brokerage matters, oversees compliance by the Funds with various federal and state statutes and carries out the directives of the Trustees." The Funds have employed an Advisor/Fund Manager structure since their inception in 1985. The Advisor monitors the performance of the Fund Managers on a daily basis and reports quarterly to the Board regarding their performance, including their relative performance to appropriate benchmarks and peer groups. The Manager periodically reviews investment strategies with the Fund Managers and from time to time has made recommendations to the Fund Managers regarding changes to those strategies.

          In selecting Fund Managers, the Advisor considers a number of different criteria, including the nature of the strategy employed by the Fund Manager, the performance of the Fund Manager in strategies with investment objectives similar to those used by the Funds, and the Fund Manager's reputation in the investment community. In choosing between otherwise equally qualified candidates, the Advisor may also consider the Fund Manager's ability to participate in the marketing of the Funds. While not directly related to the Fund Manager's primary responsibility of selecting investments for a Fund, the Advisor believes that employing a Fund Manager who takes an active role in assisting to market a Fund may benefit shareholders by facilitating the accumulation of assets in the Fund. This both makes it easier for the Fund Manager to fully employ its investment strategy and has the potential to lower costs to shareholders as assets increase. To locate and evaluate Fund Managers, the Advisor has employed personal contacts and manager databases, as well as discussions with prospective Fund Managers and their existing clients. In determining whether an existing Fund Manager should be terminated, the Advisor primarily focuses on the relative performance of the Fund Manager.

C    Fund Manager Services And Compensation
     --------------------------------------

          The Adviser performs the management, supervisory, and administrative functions for the Funds, and the Fund Managers serve in a sub-advisory capacity to the respective Funds. Subject to the supervision and direction of the Adviser and, ultimately, the Board, each Fund Manager's responsibilities are limited to furnishing the Fund advice with respect to the investment and reinvestment of the assets of the Fund in accordance with investment objectives, restrictions and limitations of the Fund set forth in the Trust's Registration Statement on Form N-IA, and to direct securities transactions pursuant to such investment advice. A Fund may be managed by a single Fund Manager or may be allocated by the Adviser between or among more than one Fund Manager. Currently, no Fund has more than a single Fund Manager. None of the Fund Managers is an affiliated person of the Adviser within the meaning of Section 2(a)(3) of the Act.

     The Fund Managers of the individual Funds are as follows:

Quantitative Small Cap Fund: The Fund Manager of the Quantitative Small Cap
---------------------------
Fund is currently Columbia Partners, LLC, Investment Management. The Quantitative Small Cap Fund was formerly called the Quantitative Numeric Fund.

Quantitative Mid Cap Fund: The Fund Manager of the Quantitative Mid Cap Fund
-------------------------
currently is Columbia Partners, LLC, Investment Management. The Quantitative Mid Cap Fund was formerly called the Quantitative Numeric II Fund.

Quantitative Growth and Income Fund: The Fund Manager of the Quantitative Growth
-----------------------------------
and Income Fund currently is State Street Global Advisors.

Quantitative International Equity Fund: The Fund Manager of the Quantitative
--------------------------------------
International Equity Fund is currently Independence International Associates,
Inc.

Quantitative Emerging Markets Fund: The Fund Manager of the Quantitative
----------------------------------
Emerging Markets Fund
currently is Independence International Associates, Inc. The Quantitative Small Cap Fund was formerly called the Quantitative Numeric Fund.

Quantitative Foreign Value Fund. The Fund Manager of the Quantitative Foreign
-------------------------------
Value Fund currently is Polaris Capital Management, Inc.



II.  Discussion
     ----------

     Applicants request that the Commission grant an exemption from Section 15(a) of the Act and Rule 18f-2 thereunder to permit the Adviser to enter into or make material changes to Fund Manager's Agreements with the Adviser, without obtaining shareholder approval therefor. The Adviser Agreement between the Adviser and the Funds would in all cases be subject to the shareholder voting requirements of Section 15(a). For the reasons set forth below, Applicants respectfully submit that the requested exemptions would be in accordance with the standards of Section 6(c) of the Act.

A.   Relevant Legal Provisions
     -------------- ----------

     1.   Section 15(a) of the Act
          ------------------------

          Section 15(a) of the Act provides, in part, that;

               It shall be unlawful for any person to serve or act as investment advisor of a registered investment company, except pursuant to a written contract, which contract. whether with such registered company or with an investment adviser of such registered company, has been approved by the vote of a majority of the outstanding voting securities of such registered company....

     2.   Rule 18f-2 under the Act
          ------------------------

          Rule l8f-2 under the Act provides, in relevant part, that

               (c)(1) With respect to the submission of an investment advisory contract to the holders of the outstanding voting securities of a series company for the approval required by Section 15(a) of the Act, such matter shall be deemed to be effectively acted upon with respect to any class or series of securities of such company if a majority of the outstanding voting securities of such class or series vote for the approval of such matter, notwithstanding (A) that such matter has not been approved by the holders of a majority of the outstanding voting securities of any other class or series affected by such matter, and (B) that such matter has not been approved by the vote of a majority of the outstanding voting securities of such company....

          Rule l8f-2 further provides that:

               (c)(2) If any class or series of securities of a series company fails to approve an investment advisory contract in the manner required by subparagraph (1) of this paragraph, the investment adviser of such company may continue to serve or act in such capacity for the period of time pending such required approval of such contract, of a new contract with the same or different adviser, or other definitive action; provided that the compensation received by such investment adviser during such period is equal to no more than its actual costs incurred in furnishing investment advisory services to such class or series or the amount it would have received under the advisory contract, whichever is less.

     3.   Section 6(c) of the Act
          -----------------------

          Section 6(c) of the Act provides, in part, that;

               The Commission ... by order upon application, may conditionally or unconditionally exempt any person or any class or classes of persons... from any provisions of (the Act] or of any rule or regulation thereunder, if and to the extent that such exemption is necessary or appropriate in the public interest and consistent with tile protection of investors and the purposes fairly intended by the policy and provisions of (the Act).

     B.   Exemptions Requested and Conditions Imposed
          -------------------------------------------

     Applicants request that the Commission grant an exemption from Section 15(a) of the Act and Rule 18f-2 thereunder to permit the Adviser to enter into new or amended contracts with Fund Managers without obtaining shareholder approval therefor, including new Fund Manager's Agreements necessitated because the prior Fund Manager's Agreements were terminated as a result of an "assignment" (as defined in Section 2(a)(4) of the Act). In order to protect against the abuse that Section 15 addresses, and that may arise under arrangements such as those proposed in this Application -- the transfer of responsibility for management of a Fund's assets without Fund shareholders' acquiescence --

Applicants agree to the imposition of the conditions enumerated below to the granting of the exemptive order requested (the "Order"). The conditions proposed are intended to ensure that Fund shareholders receive adequate disclosure about the Fund Managers, permitting them to "vote with their feet" on the Adviser's decision to appoint a new Fund Manager or to change the terms of a Fund Manager's agreement.

Applicants agree that any order granting the requested relief shall be subject to the following conditions:

     a. The Advisor will provide general management and administrative services to the Funds, including overall supervisory responsibility for the general management and investment of the Fund's securities portfolios, and, subject to review and approval by each Board with respect to its respective Funds, will (i) set the Funds' overall investment strategies; (ii) select Fund Managers; (iii) monitor and evaluate the performance of Fund Managers; (iv) allocate and, when appropriate, reallocate a Fund's assets among its Fund Managers in those cases where the Advisor decides to select more than one Fund Manager for a particular Fund; and (v) ensure that the Fund Managers comply with the relevant Fund's investment objectives, policies, and restrictions.

     b. Before a Fund may rely on the Order requested hereby, the operation of the Fund in the manner described in this Application will be approved by a majority of its outstanding voting securities, as defined in the Act, or, in the case of a new Fund whose public shareholders purchased shares on the basis of a prospectus containing the disclosure contemplated by condition (d) below, by the sole shareholder before offering of shares of such Fund to the public.

     c. Within 90 days of the hiring of a new Fund Manager, each Fund will furnish to its shareholders all information about the new Fund Manager or Fund Manager Agreement that would be included in a proxy statement, including any change in the disclosure required by the addition of a new Fund Manager. The information will include disclosure as to the level of fees to be paid to the Adviser and each Fund Manager. Each fund will meet this condition by providing shareholders, within 90 days of the hiring of a Fund Manager, with an information statement meeting the requirements of Regulation 14C and Schedule 14C under the Exchange Act. The information statement will also meet the requirements of Item 22 of Schedule 14A under the Exchange Act.

     d.   Each Fund will disclose in its prospectuses the existence, substance
and effect of the Order granted pursuant to this Application.   In addition,
each Fund will hold itself out to the public as employing the "manager of managers" approach described in the application. The prospectus relating to a Fund will prominently disclose that the Adviser has ultimate responsibility for the investment performance of the Fund due to its responsibility to oversee Fund Managers and recommend their hiring, termination, and replacement.

     e. No director, trustee or officer of the Funds or director or officer of the Adviser will own directly or indirectly (other than through a pooled investment vehicle that is not controlled by any such director, trustee or officer) any interest in any Fund Manager except for (i) ownership of interests in the Adviser or any entity that controls, is controlled by or is under common control with the Adviser, or (ii) ownership of less than 1% of the outstanding securities of any class of equity or debt of a publicly-traded company that is either a Fund Manager or any entity that controls, is controlled by or is under common control with a Fund Manager

     f. The Adviser will not enter into a Fund Manager's Agreement with any Fund Manager that is an affiliated person, as defined in Section 2(a)(3) of the Act, of the Adviser or the Funds other than by reason of serving as Fund Manager to one or more Funds ("Affiliated Fund Manager") without such agreement, including the compensation to he paid thereunder, being approved by the shareholders of the applicable Fund.

     g. At all times, a majority of the members of the Board will be persons each of whom is not an "interested person" of the respective Fund as defined in
Section 2(a)(19) of the Act ("Independent Trustee"), and the nomination of new or additional Independent Trustees will be placed within the discretion of the then existing Independent Trustees.

     h. When a Fund Manager change is proposed for a Fund with an Affiliated Fund Manager, the Board, including a majority of the Independent Trustees, will make a separate finding. reflected in the Board's minutes, that such change is in the best interests of the Fund and its shareholders and does not involve a conflict of interest from which the Adviser or the Affiliated Fund Manager derives an inappropriate advantage.

C.   The Requested Exemptions Meet the standards of Section 6(c) of the Act
     ----------------------------------------------------------------------

     1.   Necessary or Appropriate in the Public Interest
          -----------------------------------------------

     As stated earlier, any contract between the Adviser and the Trust would remain subject to the shareholder voting requirements of Section 15(a) of the Act, Rule 18f-2 under the Act and related proxy disclosure requirements of Rule 20a-1 under the Act. Applicants are not seeking any exemptive relief with respect to such contracts. Rather, Applicants are requesting that the Adviser be permitted to enter into new or amended contracts with Fund Managers without seeking shareholder approval. This exemption would permit the Adviser more efficiently to perform the functions the Funds are paying it to perform: that is, selecting Fund Managers, monitoring their performance, and making whatever changes in the roster of Fund Managers the Adviser deems appropriate, subject to the approval of the Board. To require that shareholders approve each new Fund Manager would not only result in unnecessary administrative expense to the Funds, but could result in harmful delays in executing changes in Fund Managers that the Adviser and the Board have determined are necessary. To the extent this occurred, shareholders of the Funds would be receiving less satisfactory service than would otherwise be the case, and their expectations would be frustrated.

     It is in order to avoid the aforementioned expenses and delays that Applicants are requesting relief from Section 15(a) of the Act and Ru1e 18f-2 thereunder.

     2.   Consistent with the Protection of Investors
          -------------------------------------------

     Primary responsibility for management of the Funds -- including in particular the selection and supervision of the Fund Managers - is vested in the Adviser, subject to oversight by the Board. The Advisor Agreement with the Trust will remain fully subject to the requirements of Section 15(a) of the Act and Rule 18f-2 thereunder, including the requirements for shareholder voting. Applicants believe it is consistent with the protection of investors to vest the selection and supervision of Fund Managers in the Adviser given the advisory structure of the Trust, as well as the Adviser's significant experience and experience in selecting Fund Managers. It is submitted that, within this structure and in view of such experience and expertise, the Adviser is in a better position to make an informed selection of a Fund Manager than individual investors. Significantly, the Trust's prospectus discloses information concerning the identity, ownership, qualifications and compensation of the Fund Managers in full compliance with

Form N-1A. Further, the information statements described above would provide shareholders with all information regarding a new Fund Manager or a material change in a Fund Manager's Agreement to the same extent as would be set forth in a proxy statement. Thus, investors would be in a position to make a fully informed investment decision as the purchase, redemption or retention of Fund shares.

     These arrangements are consistent with the protection of investors because they both permit the Trust to avoid the administrative burden and expense associated with a formal proxy solicitation (which benefits all shareholders, including those that might redeem their shares after review of an information statement relating to a new Fund Manager or a material change in a Fund Manager Agreement they did not favor) and provide full disclosure to investors, permitting them to "vote with their feet," to the same extent as if a shareholder vote had approved the new contract - the result in most if not all such votes. In contrast, in the absence of the exemptive relief requested in this Application, all shareholders would bear the higher expenses associated with formal proxy solicitations that would provide no more meaningful disclosure to shareholders -- including those shareholders who might redeem their shares after shareholder approval of a new Fund Manager or a material change in a Fund Manager Agreement they did not favor. Moreover, Applicants note that mutual fund shareholders rarely if ever disapprove a proposed sub-advisory agreement that is recommended by management and the board of directors or trustees of the mutual fund.

     Applicants' arrangements are sufficiently distinguishable from those of most other investment companies so that the exemptive relief being requested herein could not fairly be viewed as a precedent for similar relief for other investment companies that employ advisers in a conventional way. As stated above, the Adviser continuously monitors the performance of each Fund Manager and from time to time may recommend the replacement of a particular Fund Manager, or allocation of a portion of the assets of a particular Fund to an additional Fund Manager (should the Advisor choose to employ multiple Fund Managers for a single Fund in the future). This "Manager of Managers" approach distinguishes the Funds from the vast majority of other investment companies which use internal management.

     It is of course true that a sub-adviser to any registered investment company must serve pursuant to a contract that may be terminated by the company on not more than sixty days' notice. As a practical matter, however, persons buying shares of a particular mutual fund normally do so with the understanding that the fund's portfolio will be managed by the investment adviser and sub-adviser (if any) named in the prospectus. Indeed in the usual case the identity of the company or companies providing portfolio management is the primary basis for choosing among funds with similar investment objectives and policies. Thus, barring an extraordinary development, the advisory relationships described in a fund's prospectus are expected to be permanent.

     The Trust currently has six Funds. Since May 9, 1985, the commencement of operations of the Trust, five changes in Fund Managers or material changes in Fund Manager's Agreements were submitted for shareholder approval. Attached hereto as Exhibit A is a table listing all meetings of the shareholders of the Funds previously held or to be held for the purpose of approving a new Fund Manager or material change in a Fund Manager's Agreement since commencement of operations of the respective Funds. Each of these meetings would not have taken place and shareholders would have been spared the expense and burden of repeat proxy solicitations, while receiving all relevant information that would have been included in a proxy statement, had the Order been in place. Shareholders could then have made an immediate decision to hold or redeem their shares without the delay associated with waiting for the completion of the proxy solicitation, the calculation of votes, the communication of the results and the determination by the shareholder of whether he or she regarded the result - in all cases, the approval of the arrangements proposed - as favorable or unfavorable.

     The Adviser may wish to change the Fund Manager for a particular Fund for any number of reasons. First, the Adviser may determine that a Fund Manager is providing sub-standard performance over a period of time. In such a case, the Fund Manager might be replaced by a new Fund Manager, or, if another Fund Manager for a Fund with multiple Fund Managers (if the Advisor elects to use this approach in the future) is deemed to have superior performance, the assets managed by the under performing Fund Manager may be allocated to the superior Fund Manager. A second reason may be that the individual employee responsible for a Fund moves from employment with one Fund Manager to another, and the Adviser deems it advisable to stay with that individual. A third reason for a Fund Manager change may be when an entity undergoes a change in control that causes the Fund Manager's Agreement to terminate, and which the Adviser believes makes either advisable or inadvisable to continue the relationship (in either case a shareholder vote on a new contract would be required by Section 15(a) of the Act). Change in control was the cause of the most recent proxies of the Funds relating to Fund Managers. The fourth category of change occurs with the Adviser decides to obtain further diversification of a Fund by hiring an additional Fund Manager without terminating any current Fund Manager. A final category of change is when, in the view of the Adviser, a change in investment style (for example, from a value manager to a growth manager) is warranted.

     3    Consistent with the Purposes Fairly Intended by the Policy and
          --------------------------------------------------------------
Provisions of the Act
---------------------

     The purpose of the requirement that shareholders approve new advisory contracts can be inferred readily. The identity of a registered investment company's investment adviser, together with the company's fundamental investment policies and objectives, is one of the main features distinguishing one investment company from another. Clearly, the framers of the Act believed that if an investment company is to be managed by an investment advisor different from the one shareholders expected when they made their investment, the new investment adviser should be approved by shareholders. The exemption being requested herein would be fully consistent with this principle.

     The primary party on which an investor in a Fund will rely will be the Adviser. Indeed, the first page of the Trust's prospectus makes perfectly clear that the Adviser is the primary service provider to the Fund, stating that the Adviser "provides overall management and operational services to the Funds", while the Fund Managers "are presently responsible for the day-to-day management of each Fund". In addition, the Management of the Funds section on page 11 of the prospectus expressly states that the Adviser "may ... select (Fund Managers) to manage certain of the Funds". Shareholders therefore understand and expect that the Adviser will change Fund Managers when appropriate, and, indeed, the Funds pay the Adviser to do exactly that, eliminating the potential need for shareholders to pay the expenses and to experience the delay associated with formal proxy solicitations consistent with the purposes and provisions of the Act and the protection of investors, particularly where the proxy solicitation provides no greater or more meaningful information to investors than the use of the informal information statement in the manner described herein. Moreover, whenever a Fund Manager is added or a material change in a Fund Manager's Agreement is made, the relevant Fund's prospectus would be supplemented before it is provided to new investors to alert such investors of the change. The Fund would promptly notify all shareholders of an affected Fund of the addition of a Fund Manager through the information statement to be mailed within ninety (90) days after a Fund Manager is added. This arrangement is consistent with -- indeed, even more accommodative to timely notification to shareholders than -- related strictures under the Act. For instance, in the absence of the exemptive relief requested, the Board could determine to terminate an existing Fund Manager's Agreement and immediately approve and implement a new Agreement with a new Fund Manager. In that event, pursuant to rule 15a-4 under the Act the new Fund Manager would be permitted to serve prior to approval by shareholders for a period of 120 days provided that the compensation to be received under the new Fund Manager's Agreement did not exceed that under the terminated Fund Manager's Agreement. Further, providing the informal information statement after a change in Fund Manager would permit the Adviser to respond promptly to changed circumstances without leaving a Fund's assets in the hands of a Fund Manager having diminished capabilities (because of loss of key personnel or otherwise) or motivation (because of impending termination of its Fund Manager's Agreement) to manage the assets diligently.

     Finally, in the unlikely event that a shareholder of a Fund is concerned about the selection of a particular Fund Manager by the Adviser, or a material change in a Fund Manager's Agreement, each as approved by the Board, that shareholder will be able to exchange his or her shares for shares of another Fund in the Trust with a Fund Manager the shareho1der deems adequate, without the imposition of any additional charges; that shareholder may also choose to redeem his or her shares. In either event, the ultimate outcome for the dissatisfied shareholder would be no worse than if a vote were held and the new Fund Manager approved - the result in most if not all circumstances - minus the unnecessary expenses involved in a proxy vote. Therefore the requested exemption, far from permitting shareholders' expectations to be frustrated contrary to the purpose of the Act, would facilitate those expectations being met.

D.   Precedents for Relief
     ---------------------

     Applicants note that substantially the same exemptions requested herein have been granted recently. See M Fund, Inc., et al., Investment Company Act
                             --- ---------------------
Release Nos. 23246 (Jun. 9, 1998) (notice) and 23300 (Jul. 1, 1998) (order);
Jefferson Pilot Variable Fund, Inc. and Jefferson Pilot Advisory
----------------------------------------------------------------

Corporation, Investment Company Act Release Nos. 23242 (Jun. 5, 1998)
-----------
(notice) and 23301 (Jul. 1, 1998) (order); Cypresstree Asset Management
                                           ----------------------------
Corporation, Inc. and North American Funds, Investment Company Act Release
------------------------------------------
Nos. 23169 (May 4, 1998) (notice) and 23231 (Jun. 1, 1998) (order); EQ Advisors
                                                                    -----------
Trust and EQ Financial Consultants, Inc., Investment Company Act Release Nos.
----------------------------------------
23093 (Mar. 30, 1998)(notice) and 23128 (Apr. 24, 1998) (order); American
                                                                 --------
Odyssey Funds, Inc., et al., Investment Company Act Release Nos. 23017
---------------------------
(Feb. 2, 1998) (notice) and 23060 (Mar. 5, 1998) (order); Saratoga Advantage
                                                          ------------------
Trust, et al., Investment Company Act Release Nos.  23000 (Jan. 14, 1998)
------------
(notice) and 23023 (Feb. 10, 1998) (order); Growth Stock Portfolio, et al.,
                                            ------------------------------
Investment Company Act Release Nos. 22998 (Jan. 13, 1998) (notice) and 23025 (Feb. 10, 1998) (order); Advantus Capital Management, Inc., et al., Investment
                         ----------------------------------------
Company Act Release Nos. 22991 (Jan. 5, 1998) (notice) and 23008 (Jan. 27,
1998) (order); Harbor Fund and Harbor Capital Advisors, Inc., Investment
               ---------------------------------------------
Company Act Release Nos. 22832 (Sep. 25, 1997)(notice) and  22863 (Oct. 21,
1997) (order); The Reserve Private Equity Series, et al., Investment Company
               ----------------------------------------
Act Release Nos. 22821 (Sep. 12, 1997) (notice) and 22844 (Oct. 8, 1997)
(order); New England Funds Trust I, et al., Investment Company Act Release
         ---------------------------------
Nos. 22796 (Aug. 22, 1997) (notice) and 22824 (Sep. 17, 1997) (order); Masters'
                                                                       --------
Select Investment Trust, et al., Investment Company Act Release Nos. 22669
-------------------------------
(May 19, 1997) (notice) and 22706 (Jun. 13, 1997) (order); NASL Financial
                                                           --------------
Services, Inc., et al., Investment Company Act Release Nos. 22382
----------------------
(Dec. 9, 1996) (notice) and 22429 (Dec. 31, 1996) (order); The Victory
                                                           -----------
Portfolios, et al., Investment Company Act Release Nos. 22366 (Dec. 3, 1996)
------------------
(notice) and 22432 (Dec. 31, 1996) (order); Calvert Social Investment Fund, et
                                            ----------------------------------
al., Investment Company Act Release Nos. 22345 (Nov. 20, 1996) (notice) and
----
22403 (Dec. 17, 1996) (order); Fremont Mutual Funds, Inc., et al., Investment
                               ----------------------------------
Company Act Release Nos. 22340 (Nov. 18, 1996) (notice) and 22402 (Dec. 16,
1996) (order); The Enterprise Group of Funds, Inc., et al., Investment Company
               -------------------------------------------
Act Release Nos. 22328 (Nov. 13, 1996) (notice) and 22388 (Dec. 10, 1996)
(order);

SunAmerica Series Trust, et al., Investment Company Act Release Nos. 22323
-------------------------------
(Nov. 6, 1996) (notice) and 22364 (Dec. 3, 1996) (order);  The Target
                                                           ----------
Portfolio Trust and Prudential Mutual Fund Management, Inc. Investment Company
-----------------------------------------------------------
Act Release Nos. 22139 (Aug. 13, 1996) (notice) and 22215 (Sep. 11, 1996)
(order); Accessor Funds, Inc., et al., Investment Company Act Release Nos. 22129
         ----------------------------
(Aug. 9, 1996) (notice) and 22194 (Sep. 4, 1996) (order); American AAdvantage
                                                          -------------------
Funds, et al., Investment Company Act Release Nos. 21995 (May 30, 1996) (notice)
--------------
and 22040 (Jun. 25, 1996) (order); EAI Select Mangers Equity Fund et al.,
                                   -------------------------------------
Investment Company Act Release Nos. 21881 (Apr. 16, 1996) (notice) and 21938 (May 7, 1996) (order); SEI Institutional Managed Trust, et al., Investment
                       ---------------------------------------
Company Act Release Nos. 21863 (Apr. 1, 1996) (notice) and 21921 (Apr. 29, 1996) (order); Managed Accounts Services Portfolio Trust and Mitchell Hutchins Asset
         ---------------------------------------------------------------------
Management Inc., Investment Company Act Release Nos. 21590 (Dec. 11, 1995)
---------------
(notice) and 21666 (Jan. 11, 1996) (order); ESC Strategy Funds, Inc. et al.,
                                            -------------------------------
Investment Company Act Release Nos. 21458 (Oct. 27, 1995) (notice) and 21540 (Nov. 22, 1995) (order); Consulting Group Capital Markets Funds, et al.,
                         ----------------------------------------------
Investment Company Act Release Nos. 21318 (Aug. 23, 1995) (notice) and 21366 (Sep. 19, 1995) (order); The Managers Funds, et al., Investment Company Act
                         --------------------------
Release Nos. 21354 (Sep. 13, 1995) (notice) and 21412 (Oct. 11, 1995) (order);
and Frank Russell Investment Company, et al., Investment Company Act Release
    ----------------------------------------
Nos. 21108 (Jun. 8, 1995) (notice) and 21169 (Jun. 28, 1995) (order).  The relief requested herein is identical in all substantive respects to the relief from the shareholder voting requirement of Section 15(a) and Rule 18f-2 granted in the foregoing orders.

E.   Procedural Matters
     ------------------

     Pursuant to Rule 0-2(f) under the Act, Applicants state that their addresses are as indicated on the cover page of this application. Applicants further state that all written or other communications concerning this Application should be directed to:


              Mark A. Katzoff, Esq.
              Quantitative Group of Funds
              55 Old Bedford Road
              Lincoln, Massachusetts 01773
              (800)331-1244

              With a copy to:

              Joseph R. Fleming, Esq.
              Dechert Price & Rhoads
              10 Post Office Square, Suite 1230
              Boston, MA  02109
              (617) 728-7161

     Applicants desire that the Commission issue an order pursuant to Rule 0-5 under the Act without a hearing being held.

     Each Applicant represents that the undersigned is authorized to file this Application in the name and on behalf of the Applicant. The resolutions and statements of authority required under Rule 0-2(c)(1) are attached hereto as Exhibit B.

     The verification required by Rule 0-2(d) under the Act are attached hereto as Exhibit C.

F.   Request for Order of Exemption
     ------------------------------

     For the foregoing reasons, Applicants request that the Commission enter an order pursuant to Section 6(c) of the Act granting the relief sought by this Application. Applicants submit that the requested exemption is necessary or appropriate in the public interest, consistent with the protection of investors, and consistent with the purpose fairly intended by the policy and provisions of the Act.

                             QUANTITATIVE GROUP OF FUNDS.



                             By:
                                -------------------------
                                Mark A. Katzoff
                                Clerk


                             QUANTITATIVE ADVISORS, INC.


                             By:
                                ------------------------
                                Mark A. Katzoff
                                Assistant Clerk

Dated:  January 4, 1999

                                                                       EXHIBIT A
                                                                       ---------

     Set forth below is a table listing all meetings of public shareholders of the Funds previously held or scheduled to be held for the purpose of approving a new Fund Manager or a material change in a Fund Manager's Agreement since commencement of operations of the Trust (May 9, 1985).


                          Quantitative Group of Funds

Meeting Date         Fund                               Fund Manager's Agreement Approvals
------------         ----                               ----------------------------------
April 2, 1990        Quantitative International         Boston International Advisors, Inc.
                     Equity Fund*

October 28, 1996     Quantitative International         Independence International Associates, Inc.
                     Equity Fund

October 28, 1996     Quantitative Emerging              Independence International Associates, Inc.
                     Markets Fund**

October 28, 1996     Quantitative Small Cap             Columbia Partners, LLC, Investment
                     Fund***                            Management.

October 28, 1996     Quantitative Mid Cap               Columbia Partners, LLC, Investment
                     Fund****                           Management.


* then called the Boston Foreign Growth and Income Series
** then called the Quantitative Foreign Frontier Fund
*** then called the Quantitative Numeric Fund
**** then called the Quantitative Numeric II Fund

                                                                       EXHIBIT B
                                                                       ---------

                              CLERK'S CERTIFICATE
                              -------------------


     The undersigned, being duly elected Clerk of Quantitative Group of Funds, Inc.(the "Fund"), a business trust organized under the laws of Massachusetts, hereby certifies that (1) the attached resolutions are true and correct copies of the resolutions adopted by the Board of the Fund at a meeting of the Board held on February 13, 1998, at which meeting a quorum was at all times present and voting; and (ii) these resolutions have not been amended, modified or superseded in any way as of the date of this Certificate.


IN WITNESS WHEREOF, I have set my hand this day of January 4, 1999.


                                       --------------------------
                                       Mark A. Katzoff
                                       Clerk

RESOLVED: That the President, Vice President or Clerk of the Fund be, and each of them hereby is, authorized and directed to complete, execute and file with the Securities and Exchange Commission in the name of and on behalf of the Fund, an Exemptive Application requesting relief from certain requirements of Section 15(a) and Rule 18f-2 of the Investment Company Act of 1940, and any and all exhibits and documents relating thereto, with such changes, additions and deletions as the officer or officers executing such application, on advice of counsel, may deem necessary or appropriate.

                         ASSISTANT CLERK'S CERTIFICATE
                         -----------------------------

          The undersigned, being duly elected Assistant Clerk of Quantitative Advisors, Inc. ("Quantitative Advisors"), a corporation organized under the laws of Massachusetts hereby certifies that (i) the attached resolutions are true and correct copies of the resolutions adopted by the Board of Quantitative Advisors at a regular meeting of the Board held on April 7, 1998, at which meeting a quorum was at all times present and voting; and (ii) these resolutions have not been amended, modified or superseded in any way as on the date of this Certificate.


IN WITNESS WHEREOF, I have set my hand this 4h day of January, 1999.



                                       --------------------------
                                       Mark A. Katzoff
                                       Assistant Clerk

RESOLVED: That the President, Vice President, Clerk or Assistant Clerk of the Company be, and each of them hereby is, authorized and directed to complete, execute and file with the Securities and Exchange Commission in the name of and on behalf of the Fund, an Exemptive Application requesting relief from certain requirements of Section 15(a) and Rule 18f-2 of the Investment Company Act of 1940, and any and all exhibits and documents relating thereto, with such changes, additions and deletions as the officer or officers executing such application, on advice of counsel, may deem necessary or appropriate.

                                                                       EXHIBIT C
                                                                       ---------

Commonwealth of Massachusetts    )
                                 )    ss:
County of Middlesex              )


     The undersigned, being duly sworn, deposes and says that he has duly executed the attached Amended Application dated January 4, 1999 for and on behalf of Quantitative Group of Funds (the "Fund"), a Massachusetts business trust, that he is the Clerk of the Fund; and that all action by shareholders, directors, and other bodies necessary to authorize deponent to execute and file such instrument has been taken. Deponent further says that he is familiar with such instrument and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.



                                       --------------------------
                                       Mark A. Katzoff


Subscribed and sworn to before me a Notary Public this 4th day of January, 1999.



---------------------
Notary Public
My Commission expires

Commonwealth of Massachusetts  )
                               )       ss:
County of Middlesex            )


     The undersigned, being duly sworn, deposes and says that he has duly executed the attached Amended Application dated January 4, 1999 for and on behalf of Quantitative Advisors, Inc. (the "Advisor"), a Massachusetts corporation, that he is the Assistant Clerk of the Advisor and that all action by shareholders, directors and other bodies necessary to authorize deponent to execute and file such instrument has been taken. Deponent further says that he is familiar with such instrument and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.



                                       --------------------------
                                       Mark A. Katzoff

Subscribed and sworn to before me a Notary Public this 4th day of January, 1999.



---------------------
Notary Public
My Commission expires